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                                                                      Exhibit 21

                                  SUBSIDIARIES

                              AS OF MARCH 24, 1998

NAME                                                      PLACE OF INCORPORATION

Interventional Therapeutics Corporation                   California

Interventional Therapeutics International                 California

BSC International Corporation                             Delaware

Boston Scientific Sales, Inc.                             Delaware

EP Technologies, Inc.                                     Delaware

EP Technologies Sales, Inc.                               Delaware

Meadox Medicals Sales, Inc.                               Delaware

Target Therapeutics, Inc.                                 Delaware

Target Therapeutics International, Inc.                   Delaware

Symbiosis Corporation                                     Florida

Boston Scientific Finance Corporation                     Indiana

Boston Scientific Finance Trust                           Massachusetts

Boston Scientific Securities Corporation                  Massachusetts

SCIMED Life Systems, Inc.                                 Minnesota

SciMed, Inc.                                              Minnesota

SCIMED Foundation                                         Minnesota
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Celltechnix Corporation                                   New Jersey

Meadox Distribution Company                               New Jersey

Meadox Instruments, Inc.                                  New Jersey

Meadox Medicals, Inc.                                     New Jersey

Boston Scientific Corporation
  Northwest Technology Center, Inc.                       Washington

Heart Technology Manufacturing, Inc.                      Washington

Boston Scientific Argentina S.A.                          Argentina

Boston Scientific Pty. Ltd.                               Australia

Boston Scientific Ges.m.b.H.                              Austria

BSC FSC, INC.                                             Barbados

Boston Scientific FSC Corporation                         Barbados

Heart Technology FSC, Inc.                                Barbados

Target Therapeutics International Sales Corporation       Barbados

Boston Scientific Benelux SA                              Belgium

Boston Scientific Europe S.P.R.L.                         Belgium

Boston Scientific do Brasil Ltda.                         Brazil

Boston Scientific Ltd.                                    Canada

Boston Scientific Latin America B.V. (Chile) Ltda.        Chile

BSC International Medical Trading (Shanghai) Co., Ltd.    China

Boston Scientific Colombia S.A.                           Colombia
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Boston Scientific Ceska Republika, s.r.o.                 Czech Republic

Boston Scientific A/S                                     Denmark

Boston Scientific Denmark A/S                             Denmark

Boston Scientific Limited                                 England

Meadox (U.K.) Limited                                     England

SCIMED Life Systems Limited                               England

Target Therapeutics International UK, LTD                 England

Antheor SNC                                               France

Boston Scientific S.A.                                    France

Boston Scientific Medizintechnik GmbH                     Germany

Boston Scientific Hong Kong Limited                       Hong Kong

Boston Scientific Hungary Trading
Limited Liability Company                                 Hungary

BSC International Holding Limited                         Ireland

Boston Scientific Cork Limited                            Ireland

Boston Scientific Distribution Company                    Ireland

Boston Scientific Distribution Ireland Limited            Ireland

Boston Scientific Ireland Limited                         Ireland

Boston Scientific Limited                                 Ireland

Boston Scientific S.p.A.                                  Italy

Boston Scientific Japan K.K.                              Japan

Target-BSJ K.K.                                           Japan
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Boston Scientific Korea Co., Ltd.                         Korea

Boston Scientific (Malaysia) Sdn. Bhd.                    Malaysia

Boston Scientific de Mexico, S.A. de C.V.                 Mexico

Boston Scientific B.V.                                    Netherlands

Boston Scientific Benelux B.V.                            Netherlands

Boston Scientific Eastern Europe B.V.                     Netherlands

Boston Scientific Far East B.V.                           Netherlands

Boston Scientific International B.V.                      Netherlands

Boston Scientific Latin America B.V.                      Netherlands

Boston Scientific New Zealand Limited                     New Zealand

Boston Scientific Norway AS                               Norway

Boston Scientific Philippines, Inc.                       Philippines

Boston Scientific Polska sp. z o. o.                      Poland

Boston Scientific Puerto Rico, Inc.                       Puerto Rico

Boston Scientific Asia Pacific Pte. Ltd.                  Singapore

Boston Scientific (South Africa) (Proprietary) Limited    South Africa

Boston Scientific Iberica, S.A.                           Spain

Boston Scientific Nordic AB                               Sweden

Boston Scientific AG                                      Switzerland

Boston Scientific Switzerland S.a.r.l.                    Switzerland

Boston Scientific (Thailand) Ltd.                         Thailand

Boston Scientific Uruguay S.A.                            Uruguay
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Boston Scientific International Corporation               Virgin Islands

MM Foreign Sales Corporation                              Virgin Islands